EXHIBIT 10.23

CORPORATE GUARANTY

          This GUARANTY, dated as of June 8, 2006 is made by Brightec S.A. (formally known as Lumitech S.A.) , a Switzerland corporation having an address at 36 Avenue Cardinal Tiermillod, Carouge, Switzerland (“Guarantor”), in favor of Ross/Fialkow Capital Partners LLP, Trustee of Brightec Capital Trust, a Massachusetts nominee trust having an address at c/o Ross/Fialkow Capital Partners LLP, 38 Glen Avenue, Newton, Massachusetts 02459 (“Lender”).

          WHEREAS, the Lender has agreed to extend credit to the Guarantors corporate parent, Advanced Lumitech, Inc. a Nevada corporation (the “Borrower”), pursuant to a certain Convertible Line of Credit Note (the “Note”) and to a certain Loan and Security Agreement, both dated as of even date herewith (the “Loan Agreement”), subject to certain terms and conditions, including the requirement that the Guarantor shall have guaranteed the Obligations (as such term is defined in the Loan Agreement) of Borrower to the Lender. Guarantor will derive substantial direct and indirect benefit from the loans contemplated by the Loan Agreement, since the proceeds of the loans will be used to develop marketing, product lines and investment opportunities for certain patents owned by the Guarantor.

          NOW, THEREFORE, in consideration of the premises and in order to induce the Lender to extend credit to the Borrower, Guarantor hereby agrees as follows:

          SECTION 1.          Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the Obligations, whether for principal, interest, fees, expenses or otherwise (such Obligations being the “Guaranteed Obligations”), and agrees to pay any and all reasonable expenses (including reasonable counsel fees and expenses) incurred by the Lender in enforcing any rights under this Guaranty or any other Loan Document, as such term is defined in the Loan Agreement. Without limiting the generality of the foregoing, Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations that would be owed by the Borrower but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

          SECTION 2.          Guaranty Absolute.  Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto. The Obligations of Guarantor under this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other the Borrower or any other guarantor or surety for the Obligations, and a separate action or actions may be brought and prosecuted against Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other guarantor or endorser, or whether the Borrower or any or any other guarantor or surety for the Obligations is joined in any such action or actions. The liability of Guarantor under this Guaranty shall be absolute and unconditional irrespective of, and Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

                      (a)              any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

                      (b)              any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to Borrower;

                      (c)              any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

                      (d)              any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other assets of Borrower or any other guarantor or surety for the Obligations;

                      (e)              any change, restructuring or termination of the corporate structure or existence of Borrower or Guarantor; or

                      (f)              any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Lender that might otherwise constitute a defense available to, or a discharge of, the Borrower, Guarantor or any other guarantor or surety for the Obligations.

          This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Lender upon the insolvency, bankruptcy or reorganization of the Borrower or any other guarantor or surety for the Obligations, or otherwise, all as though such payment had not been made.

          SECTION 3.          Waiver and Acknowledgements.  (a) Guarantor hereby waives, to the fullest extent permitted under applicable law, promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Lender protect, secure, perfect or insure any lien or any collateral subject thereto or exhaust any right or take any action against Borrower or any other guarantor or surety for the Obligations, or any collateral securing the Obligations; (b) Guarantor waives, to the fullest extent permitted under applicable law, any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future; and (c) Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in this Section 3 are knowingly made in contemplation of such benefits.

          SECTION 4.          Subrogation.  Guarantor will not exercise any rights that it may now or hereafter acquire against the Borrower or any other guarantor or surety for the Obligations that arise from the existence, payment, performance or enforcement of Guarantor’s Obligations under this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Lender against the Borrower or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash. If any amount shall be paid to Guarantor in violation of the preceding sentence at any time prior to the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, such amount shall be held in trust for the benefit of the Lender and shall forthwith be paid to the Lender to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising.

          SECTION 5.          Payments Free and Clear of Taxes Etc. (a) Any and all payments by any Guarantor hereunder shall be made free and clear of and without deduction for any and all present or future taxes or other charges. If Guarantor shall be required by law to deduct any taxes or other charges from or in respect of any sum payable hereunder to the Lender, (i) the sum payable by Guarantor shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Guarantor shall make such deductions and (iii) Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. Guarantor shall indemnify the Lender for and hold it harmless against the full amount of taxes or other charges paid by the Lender and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. Payment of any amounts subject to this indemnification shall be made within ten (10) days from the date the Lender makes written demand therefor.

          SECTION 6.          Representations and Warranties.  Guarantor hereby represents and warrants as follows:

                      (a)              Guarantor (i) is a Swiss corporation duly formed and validly existing under the laws of Switzerland; (ii) is duly qualified in each jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not reasonably be expected to have a material adverse effect and (iii) has all requisite power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

                      (b)              The execution, delivery and performance by Guarantor of this Guaranty are within Guarantor’s powers, have been duly authorized by all necessary shareholder and director votes or consents , and do not (i) contravene Guarantor’s charter documents, (ii) violate any, rule, regulation, order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any material contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting Guarantor, or any of its properties or (iv) result in or require the creation or imposition of any lien or encumbrance upon or with respect to any of the properties of Guarantor or Borrower. Neither Guar antor nor any Borrower is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could reasonably be expected to have a material adverse effect on either the Guarantor’s or Borrower’s financial condition or business operations or prospects.

                      (c)              No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party required for (i) the due execution, delivery, recordation, filing or performance by Guarantor of this Guaranty or any other Loan Document to which Guarantor is a party and (ii) the exercise by the Lender of its rights under this Guaranty or any other Loan Document to which Guarantor is a party.

                      (d)              There is no action, suit, investigation, litigation or proceeding affecting such Guarantor, including any environmental action proceeding or investigation, pending or to the best of Guarantor’s knowledge threatened before any court, governmental agency or arbitrator that (i) could reasonably be expected to have a material adverse effect on either the Guarantor’s or Borrower’s financial condition or business operations or prospects. or (ii)          purports to affect the legality, validity or enforceability of this Guaranty or any other Loan Document to which such Guarantor is a party.

                      (e)              This Guaranty and each other Loan Document to which Guarantor is a party has been duly executed and delivered by Guarantor. This Guaranty and each other Loan Document to which Guarantor is a party is the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms except as may be limited by bankruptcy or insolvency laws or similar laws affecting creditors’ rights generally or by general equitable principles.

                      (f)              There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

                      (g)              Guarantor has, independently and without reliance upon the Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty, and Guarantor has established adequate means of obtaining from the Borrower on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the financial condition, operations, properties and prospects of the Borrower.

          SECTION 7.          Covenants.  Guarantor covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid, Guarantor will at all times perform or observe, all of the terms, covenants and agreements that Guarantor is required to perform or observe under the terms of the Loan Documents, including but not limited to the terms of that certain Patent Assignment and Security Agreement dated of even date herewith from Guarantor in favor of Lender.

          SECTION 8.          Amendments, Etc.  No amendment or waiver of any provision of this Guaranty and no consent to any departure by Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Lender.

          SECTION 9.          Notices, Etc.  In the event of the occurrence of an Event of Default with respect to the Guaranteed Obligations, Lender shall provide Guarantor with thirty (30) days written notice of default before exercising its rights and remedies with respect to Guarantor and any collateral granted by Guarantor. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered to it, if to Guarantor, to Borrower at Borrower’s address set forth in the Loan Agreement and if to the Lender, at its address specified in the Loan Agreement, or as to any party at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when mailed, telecopied, telexed or sent by courier, be effective when deposited in the mails, transmitted by telecopier, confirmed by telex answerback or delivered to the overnight courier, respectively. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Guaranty shall be effective as delivery of a manually executed counterpart thereof.

          SECTION 10.        No Waiver: Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 11.        Indemnification. Without limitation on any other Guaranteed Obligations of Guarantor or remedies of the Lender under this Guaranty, Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Lender from and against, and shall pay on demand, any and all losses, liabilities, damages, costs, expenses and charges (including the reasonable fees and disbursements of the Lender’s legal counsel) suffered or incurred by the Lender as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of Guarantor enforceable against Guarantor in accordance with their terms.

          SECTION 12.        Continuing Guaranty Assignments under the Loan Agreement. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the indefeasible payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and the final termination of the Loan Agreement; (b) be binding upon Guarantor, its successors and assigns; and (c) inure to the benefit of and be enforceable by the Lender and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c) the Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Loan Agreement (including, without limitation, all or any portion of the loans owing to it and the Loan Documents) to any other person or party, and such other person or party shall thereupon become vested with all the benefits in respect thereof granted to Lender herein or otherwise, in each case as and to the extent provided in the Loan Documents. Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.

          SECTION 13.        Massachusetts Law. This Agreement is intended to take effect as a sealed instrument and has been executed or completed and is to be performed in Massachusetts, and it and all transactions thereunder or pursuant thereto shall be governed as to interpretation, validity, effect, rights, duties and remedies of the parties thereunder and in all other respects by the domestic laws of Massachusetts.

          SECTION 14.        Massachusetts Venue.  The Guarantor irrevocably (a) submits to the nonexclusive jurisdiction of any federal or state court sitting in Massachusetts, over any suit, action or proceeding arising out of or relating to this Agreement and (b) waives, to the fullest extent it may effectively do so under applicable law, any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum.

          SECTION 15.  JURY WAIVER. THE GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND AFTER AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, WAIVES ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS GUARANTY, THE OBLIGATIONS HEREUNDER, AND ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH, AS WELL AS ANY RIGHT IT MAY HAVE OR HEREAFTER HAVE TO SPECIAL, INCIDENTIAL OR CONSEQUENTIAL DAMAGES.

          IN WITNESS WHEREOF, Guarantor has caused this Agreement to be executed under seal as of the day and year first written above.

BRIGHTEC S.A., f/k/a Lumitech S.A.

By:	/s/ Patrick Planche

Patrick Planche, President and Director